EXHIBIT 99.1

Investor Contact:	Media Contact:
Perot Systems Corporation	Perot Systems Corporation
John Lyon	Joe McNamara
phone: (972) 577-6132	phone: (972) 577-6165
fax: (972) 577-6790	fax: (972) 577-4484
John.Lyon@ps.net	Joe.McNamara@ps.net

Perot Systems Corporation
2300 West Plano Parkway
Plano, TX 75075
972.577.0000
www.perotsystems.com

Perot Systems Announces First Quarter 2005 Financial Results

Plano, TX – May 3, 2005 — Perot Systems Corporation (NYSE: PER) today announced financial results for the first quarter of 2005. For the quarter:

•	Revenue was $473.3 million, an increase of 13% year-to-year.

•	Earnings per share (diluted) was $.22. Included in these earnings is a net benefit to earnings of $.01 per share, composed of a fee from a client associated with the end of an engagement, which increased pretax earnings by $5.6 million, or approximately $.03 per share, and incremental income tax expense of $2.1 million, equal to $.02 per share, associated with the repatriation of cash to the United States.

•	New contract signings totaled $268.5 million for the quarter, bringing the total value of new contracts signed during the past 12 months to $1.5 billion.

•	Trailing Twelve Month Operating Cash Flow and Capital Expenditures were $149.1 million and $37.5 million, respectively.

•	Cash totaled $262.2 million as of March 31, 2005.

For the second quarter of 2005, Perot Systems expects:

•	Revenue to range from $475 million to $490 million.

•	Earnings per share (diluted) to range from $.25 to $.27, with this range including a benefit to earnings of approximately $.05 per share associated with a $7.6 million payment to Perot Systems related to a contract it exited in 2003 and an associated reduction of accrued liabilities of $2.6 million.

“The Perot Systems team delivered another solid quarter of financial performance,” said Peter Altabef, president and CEO for Perot Systems. “We continue to improve our business, delivering good overall revenue and earnings growth, while making progress towards our long-term objectives. We are also very pleased that our financial position continues to be strong. With this position and our potential to produce cash flow during the next few years, we have initiated a $75 million stock buyback program.”

Perot Systems Corporation
Revenue by Line of Business
(Millions of USD)
Unaudited

	1Q 2005	Year-to-Year
Line of Business	Revenue	Growth

Industry Solutions 1)	$380.3	16%
Government Services	62.8	(3%)
Technology Services 1)2)	30.2	10%

Total	$473.3	13%

1.	Revenue from UBS was $71.5 million for the first quarter of 2005, or 15% of revenue. Revenue from UBS contained within the Industry Solutions line of business was $62.9 million for the first quarter of 2005, an increase of 8% year-to-year. Revenue from UBS contained within the Technology Services line of business was $8.6 million for the first quarter of 2005, an increase of 8% year-to-year.

2.	Gross revenue for Technology Services was $39.7 million for the first quarter of 2005, an increase of 20% year-to-year, while net revenue increased by 10% year-to-year to $30.2 million. Gross revenue measures all services provided by Technology Services, both direct-to-market and through the Industry Solutions line of business. Net revenue represents direct-to-market revenue.

Trend Information and Business Outlook

The information contained within the following section, as well as the projections provided on the first page of this press release with respect to the second quarter of 2005 and the accompanying footnotes to the financial statements, are important to understanding current and future performance. Some of the statements included in this press release involve projections of Perot Systems’ future financial performance and are based on current expectations. These statements are forward-looking, and actual results may differ materially. In formulating these projections, we have considered recent and potential sales, acquisitions, current market conditions and long-term opportunities and risks, with these factors being subject to risks and uncertainties, including those described within this press release.

For the first quarter of 2005, Perot Systems received a fee from a client associated with the end of an engagement that benefited revenue by $6.2 million and pretax earnings by $5.6 million, or approximately $.03 per share. This fee will not recur in the second quarter of 2005. In addition, Perot Systems incurred incremental income tax expense of $2.1 million, or $.02 per share, associated with the repatriation of cash totaling $23.5 million to the United States, of which $20.9 million qualifies under the provisions of the American Jobs Creation Act of 2004. All funds repatriated under the Act will be invested in accordance with our domestic reinvestment plan, which provides for the use of amounts repatriated under the Act in the U.S., primarily through payment of non-executive compensation and capital expenditures.

For the second quarter of 2005, Perot Systems expects revenue to range from $475 million to $490 million. The primary driver of this revenue growth will be recent and expected commercial and federal new sales, which may contribute up to $16 million of sequential revenue growth.

Earnings per share (diluted) for the second quarter of 2005 will range from $.25 to $.27, with this range including a benefit to earnings of approximately $.05 per share associated with a $7.6 million payment to Perot Systems related to a contract it exited in 2003 and an associated reduction of accrued liabilities of $2.6 million.

Stock Repurchase Program

The Perot Systems’ Board of Directors has authorized a program to repurchase up to $75 million of its common stock. Perot Systems may repurchase shares of its common stock from time to time in the open market, under a Rule 10b5-1 plan, or through privately negotiated, block transactions, which may include substantial blocks purchased from unaffiliated holders.

Conference Call

Perot Systems will hold a conference call to review first quarter 2005 results of operations on May 3, 2005 at 10:15 a.m. EDT. Parties interested in participating may join the conference call via the Internet at www.perotsystems.com. Additionally, Perot Systems has published a downloadable summary of its first quarter 2005 financial results at www.perotsystems.com.

Perot Systems Corporation
Condensed Consolidated Income Statements
For the Three Months Ended March 31, 2004 and 2005
(Millions of USD, except per share amounts)

Unaudited

	Three Months Ended March 31
	2004	2005	% Change

Revenue	$419.8	$473.3	13%
Direct cost of services	335.4	369.5	10%

Gross profit 1)	84.4	103.8	23%
Selling, general & admin. 2)	53.4	60.2	13%

Operating income	31.0	43.6	41%
Other income (expense), net	(1.0)	(0.3)	(70%)
Interest income, net	(0.1)	1.4	n/m

Income before taxes	29.9	44.7	49%
Provision for income taxes 3)	11.2	18.3	63%

Net income	$18.7	$26.4	41%

Earnings per share (diluted) data:
Earnings per share (diluted)	$.16	$.22	38%
Shares outstanding (diluted) 4)	119.5	122.0	2%

Perot Systems Corporation
Revenue Summary
For the Three Months Ended March 31, 2005
(Millions of USD)
Unaudited

	Revenue	% Pts. of
	Growth	Growth
1Q 2004	$419.8	—
New contracts	32.6	7.8
Commercial accounts	16.2	3.9
Industry-based consulting	4.0	0.9

Industry Solutions	52.8	12.6

Government Services	(2.0)	(0.5)

Technology Services	2.7	0.6

1Q 2005	$473.3	12.7

		Year-to-Year
	Revenue	Growth	% of Total
Healthcare	$224.5	18%	47%
Commercial Solutions & Other	155.8	13%	34%

Industry Solutions	380.3	16%	81%

Government Services	62.8	(3%)	13%

Technology Services, gross	39.7	20%	8%
Intersegment eliminations	(9.5)	70%	(2%)

Technology Services	30.2	10%	6%

Total	$473.3	13%	100%

Perot Systems Corporation
Condensed Consolidated Balance Sheets
As of December 31, 2004 and March 31, 2005
(Millions of USD)
Unaudited

	As of	As of
	12/31/2004	3/31/2005	% Change

Cash and cash equivalents	$304.8	$262.2	(14%)
Accounts receivable, net	233.9	251.7	8%
Prepaid expenses and other	51.9	77.7	50%

Total current assets	590.6	591.6	—
Property, equip. & software, net	144.4	148.8	3%
Goodwill	359.0	385.3	7%
Other non-current assets	129.6	130.2	—

Total assets	$1,223.6	$1,255.9	3%

Current liabilities	$330.5	$249.1	(25%)
Long-term liabilities	31.1	111.6	259%
Stockholders’ equity	862.0	895.2	4%

Total liabilities & stockholders’ equity	$1,223.6	$1,255.9	3%

Perot Systems Corporation
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2004 and 2005
(Millions of USD)
Unaudited

	Three Months Ended
	3/31/2004	3/31/2005

Net income	$18.7	$26.4
Depreciation and amortization	13.4	13.9
Changes in assets and liabilities (net of effects from acquisitions of businesses) and other non-cash items	(29.8)	(47.2)

Net cash provided by (used in) operating activities	2.3	(6.9)

Purchases of property, equipment & software	(10.5)	(14.8)
Acquisitions of businesses, net of cash acquired	(8.1)	(23.9)
Other investing activities	5.4	—

Net cash used in investing activities	(13.2)	(38.7)

Proceeds from issuance of common stock	6.1	4.2
Other financing activities	(0.1)	0.3

Net cash provided by financing activities	6.0	4.5

Effect of exchange rate changes on cash	(0.1)	(1.5)

Net cash flow	($5.0)	($42.6)

Financial Statement Notes

1)	Gross margin, which is calculated as gross profit divided by revenue, for the first quarter of 2005 was 21.9% of revenue, which is higher than the gross margin for the first quarter of 2004 of 20.1%. This year-to-year increase in gross margin is primarily due to the following:

•	An overall net increase in profitability for existing customer contracts within our Industry Solutions line of business, which is primarily due to an increase in the amount of services we perform that are in addition to our base level of services. The increased services are discretionary in nature, and the associated gross margins are typically higher than those we realize on our base level of services. We have seen increased demand for discretionary investment from several customers, primarily in the healthcare industry.

•	In the first quarter of 2005, we recorded revenue of $6.2 million and related direct costs of services of $0.6 million, resulting in gross profit of $5.6 million, associated with the termination of a contract.

•	In the first quarter of 2004, we recorded $2.7 million of additional expense associated with unfulfilled minimum purchase commitments, as compared to the first quarter of 2005.

Partially offsetting these increases was an increase in direct costs of services of $3.9 million for associate bonus expense in the first quarter of 2005 as compared to the prior year period, which includes an increase in associate bonus expense of approximately $1.0 million that is reimbursable by our customers.

2)	Selling, general and administrative expenses for the first quarter of 2005 increased 12.7% to $60.2 million from $53.4 million for the first quarter of 2004. As a percentage of revenue, SG&A was consistent at 12.7% of revenue for the first quarters of 2005 and 2004.

3)	Our effective tax rate for the first quarter of 2005 was 40.9% as compared to our effective tax rate for the first quarter of 2004 of 37.3%. This increase is due to $2.1 million of tax expense on the repatriation of foreign earnings, partially offset by a more favorable income tax impact from our foreign operations. All funds repatriated under the American Jobs Creation Act of 2004 will be invested in accordance with our domestic reinvestment plan, which provides for the use of amounts repatriated under the Act in the U.S., primarily through payment of non-executive compensation and capital expenditures.

4)	Perot Systems accounts for its employee and non-employee director stock option activity under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Had the company elected to adopt the expense recognition provisions of FAS 123, “Accounting for Stock-Based Compensation,” the pro forma diluted earnings per common share for the first quarter of 2004 and 2005 would be $.13 and $.19, respectively.

About Perot Systems

Perot Systems is a worldwide provider of information technology services and business solutions. Through its flexible and collaborative approach, Perot Systems integrates expertise from across the company to deliver custom solutions that enable clients to accelerate growth, streamline operations and create new levels of customer value. Headquartered in Plano, Texas, Perot Systems reported 2004 revenue of $1.8 billion. The company has more than 15,000 associates located in North America, Europe, and Asia. Additional information on Perot Systems is available at http://www.perotsystems.com.

This press release contains forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Among many factors that could affect our business and cause actual results to differ materially are the following:

•	Our outsourcing agreement with UBS, the largest of our UBS agreements, ends in January 2007, and we expect the end of this agreement to result in the loss of a substantial majority of revenue and profit from our UBS relationship.

•	We may not be able to successfully implement planned operating efficiencies and expense reduction initiatives and achieve the planned timing and amount of any resulting benefits.

•	We may bear the risk of cost overruns under custom software development and implementation services, and, as a result, cost overruns could adversely affect our profitability.

•	Our largest customers account for a substantial portion of our revenue and profits, and the loss of any of these customers could result in decreased revenues and profits. One of these customers, Harvard Pilgrim, has notified us that it intends to transition the services that we provide them to its new business partner over the next two to three years.

•	If entities we acquire fail to perform in accordance with our expectations or if their liabilities exceed our expectations, our profits per share could be diminished and our financial results could be adversely affected.

•	Development of our software products may cost more than we initially project, and we may encounter delays or fail to perform well in the market, which could decrease our profits.

•	Our financial results are materially affected by a number of economic and business factors.

•	If we are unable to successfully integrate acquired entities, our profits may be less and our operations more costly or less efficient.

•	Our contracts generally contain provisions that could allow customers to terminate the contracts and sometimes contain provisions that enable the customer to require changes in pricing, decreasing our revenue and profits and potentially damaging our business reputation.

•	Some contracts contain fixed-price provisions or penalties that could result in decreased profits.

•	Fluctuations in currency exchange rates may adversely affect the profitability of our foreign operations.

•	Our international operations expose our assets to increased risks and could result in business loss or in more expensive or less efficient operations.

•	We have a significant business presence in India, and risks associated with doing business there could decrease our revenue and profits.

•	Our government contracts contain early termination and reimbursement provisions that may adversely affect our revenue and profits.

•	If customers reduce spending that is currently above contractual minimums, our revenues and profits could diminish.

•	If we fail to compete successfully in the highly competitive markets in which we operate, our business, financial condition, and results of operations will be materially and adversely affected.

•	Increasingly complex regulatory environments may increase our costs.

•	Our quarterly financial results may vary.

•	Changes in technology could adversely affect our competitiveness, revenue, and profit.

•	Ross Perot has substantial control over any major corporate action.

•	We could lose rights to our company name, which may adversely affect our ability to market our services.

•	Failure to recruit, train, and retain technically skilled personnel could increase costs or limit growth.

•	Alleged or actual infringement of intellectual property rights could result in substantial additional costs.

•	Provisions of our certificate of incorporation, bylaws, stockholders’ rights plan, and Delaware law could deter takeover attempts.

Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the U.S. Securities and Exchange Commission and available at www.sec.gov, for additional information regarding risk factors. We disclaim any intention or obligation to update any forward-looking statements whether as a result of new information, future developments, or otherwise.

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